Exhibit 99.1

Certificate Pursuant to

             18 U.S.C. Section 1350,
             as Adopted Pursuant to
        Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of NetWolves Corporation (the "Company") on Form 10-Q for the quarter ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Walter M. Groteke, President, Chief Executive Officer and Chairman of the Board, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 14, 2003

                                                /s/ Walter M. Groteke
                                                --------------------------------
                                                Walter M. Groteke
                                                Chairman of the Board, President
                                                and Chief Executive Officer